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                                                                   Exhibit 10.12


                                First Call - CCBN
                                Terms of Alliance
                                  July 30, 1999

Phase I

1 First Call shall - on a daily basis - provide to CCBN (StreetEvents) for all companies where such data is available(1):

      - the current quarter consensus earnings estimate,
      - the year ago quarter actual,
      - the current fiscal year consensus earnings estimate,
      - the fiscal year month end, and
      - the number of broker estimates used in determining the consensus estimate.

      First Call to complete this item by August 15, 1999.

2 First Call data provided under this agreement may only be used in Institutional offerings of StreetEvents, and may not be used for any investor relations/corporate offering or individual investor offering. CCBN may not re-use First Call content in any institutional application other than StreetEvents proprietary Web and email offerings without the explicit written consent of First Call and amendment of this agreement. StreetEvents may not distribute First Call data to any 3rd parties without First Call's written approval. First Call reserves the right to reject any request by StreetEvents or CCBN to distribute the institutional data as described in Section 1 through 3rd party platforms. First Call data may only be used in a commingled manner with other StreetEvents content. CCBN and StreetEvents will take reasonable care to ensure that there is no unauthorized access or use by its employees, clients, business partners, vendors, CCBN subsidiaries or other related parties of First Call data provided under this agreement.

3 A. First Call to place a StreetEvents logo and hyperlink on its home page and log-in page. First Call to complete this item by August 15, 1999.

      B. StreetEvents to place a First Call logo and hyperlink on its institutional home page and institutional log-in page. Hyperlinks from the First Call web site shall be directed to a special StreetEvents log-in page for First Call web users. StreetEvents shall track the number of visitors that become StreetEvents users via the special log-in page for purposes of meeting First Call's Performance Requirement (section 15). StreetEvents will provide First Call with a list of all institutional clients that log-in to StreetEvents via the special First Call login page on a monthly basis. StreetEvents to complete this item by September 15, 1999.

      C. StreetEvents will also accept secure http requests originating from First Call Web and Custom Advantage sites that contain StreetEvents usernames/passwords so that users can be logged over to a pre-filled StreetEvents registration page (subject to standard practices to ensure the technical security of the transferred information). StreetEvents and First Call to jointly develop this feature on a best efforts basis with a target completion date of September 15, 1999.

4 A. First Call and StreetEvents reciprocally grant the right to market, promote and issue press releases announcing the relationship as the exclusive provider of content to the respective sites. First Call,


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(1) This term is independent of any previously negotiated agreement.
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      however, agrees to coordinate the initial press release with StreetEvents'
      impending official launch in September-October 1999.

      B. First Call and StreetEvents both agree to not include any references to the "named competitors" (see section 15) in this Agreement on corporate web sites or in marketing materials.

5 First Call to provide StreetEvents with a First Call Web institutional client list of primary sales contacts for the purposes of promoting StreetEvents' inclusion on First Call Web as well as StreetEvents' own services.

Phase II

6 First Call Web to add a "StreetEventsTM" button to the primary navigation bar.

7 First Call to restrict access to StreetEvents services to buy-side and sell-side institutional users.(2)

8 In response to single ticker queries from First Call Web and Custom Advantage (custom build intranet and extranet sites) users, StreetEvents will serve HTML pages within First Call Web's frameset.

9 StreetEvents will provide API access to data items (as opposed to the report level API referred to in #8) no later than February 15, 2000. Any usage of StreetEvents data items will be branded with StreetEvents and will have links to the StreetEvents site. The availability of the API will allow First Call to commingle StreetEvents content with First Call content into compound reports. StreetEvents content may only be retrieved and displayed on a single ticker basis.

10 StreetEvents will provide First Call Web and Custom Advantage sites with event content including event names, types, dates, times, phone numbers, passwords and audio icons (representing pointers to audio archives) where available.

11 StreetEvents reserves the right to fully brand HTML pages served and to include marketing messages about StreetEvents' other services. However, no advertising or banner ads may be included in reports provided within First Call's frameset.

12    StreetEvents to host servers, content and databases.

13 A. First Call will not publish third-party event content from third-party providers of event management information, other than wholly or majority-owned subsidiaries of The Thomson Corporation during the term of this agreement. First Call may continue its own existing event content operations but may not work directly with or accept content from any of the named competitors in section 15. CCBN recognizes that First Call will continue to expand its event content operations and this agreement does not restrict First Call's collection or distribution of First Call event content data in any way. However, should First Call begin to directly capture archived audio or webcast live audio from corporations, StreetEvents may terminate the limited exclusivity provision (section 15) on 90 days notice.

      B. StreetEvents will not publish third-party earnings data from third-party providers of earnings data, other than wholly or majority-owned subsidiaries of CCBN.

14 First Call may not re-use StreetEvents content in any application other than First Call Web and Custom Advantage sites without the explicit written consent of CCBN and amendment of this agreement. First

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(2) StreetEvents now has a corporate version of its content available.
StreetEvents and Thomson/First Call to discuss inclusion of that offering into First Call Web's corporate offering or other First Call corporate products.
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      Call will take reasonable care to ensure that there is no unauthorized access or use by its employees, clients, business partners, vendors, other Thomson subsidiaries or other related parties.

15    Limited Exclusivity

A. CCBN reserves the right to distribute its content to other parties. CCBN, however, may not distribute StreetEvents content that is exclusively for the use of institutional investment professionals through Multex, Primark or Zacks and any successors for the term of this agreement ("named competitors").

B. StreetEvents content may be integrated and commingled in its entirety with the content of these named competitors via intranet and custom applications. In such cases, StreetEvents, however, shall not work directly with the named competitors. StreetEvents shall not provide seamless access (e.g. access without re-registration) to StreetEvents' subscription site from requests originating from the Named Competitors' sites. StreetEvents shall inform First Call of any clients or 3rd parties for which it provides data feeds that include First Call data, and First Call reserves the right to [WORD ILLEGIBLE] it's data for the StreetEvent feed to those clients or 3rd parties.

C. 15A and 15B are subject to the User Referral Performance Requirement provision (see section 16) and Competition provision (section 13 A).

D. First Call reserves the right to distribute institutional quantitative content to other parties. First Call, however, may not distribute on a daily basis the institutional quantitative content itemized in Section 1 to StreetFusion (C-Call), BestCalls, V-Call, Net Earnings, Broadcast.com/Yahoo and any successors for the term of this agreement ("named competitors") unless the Limited Exclusivity provision is voided by CCBN pursuant to sections 13 and 16. First Call reserves the right to distribute non-Institutional content to the Named Competitors.

E. First Call content may be integrated and commingled in its entirety with the content of these named competitors via intranet and custom applications. In such cases, however, First Call shall not work directly with the named competitors. First Call shall not provide seamless access (e.g. access without re-registration) to its subscription site from requests originating from the Named Competitors.

16    First Call Performance Requirement

      First Call shall generate registered StreetEvents users according to the schedule below in order to maintain the Limited Exclusivity provision (section 15).

      First Call shall be credited with a "registered StreetEvents user" when:
      a) a First Call user registers via the special First Call log-in page (per section 3B), or
      b) a First Call user successfully logs in once into StreetEvents via a special password (provided by StreetEvents) and distributed by First Call, or
      c) First Call passes from its First Call Web and Custom Advantage servers to StreeEvents' servers, a secure http requests contain StreetEvents usernames/passwords so that users can be logged over to a pre-filled StreetEvents registration page (per section 3C).

      Should First Call fail to meet the Performance Requirement, then StreetEvents may:

      1.    Void, on 30 days notice, the Limited Exclusivity provision (section
            15), and

      2.    Void, on 180 days notice, the entire Alliance agreement, and

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      Date                             Performance
                                       Requirement

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      August 15, 1999                  Section 1 and
                                       section 3A
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      April 15, 2000                   5,000 users

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      October 15, 2000                 9,000 users

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      April 15, 2001                   12,000 users

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Should StreetEvents exercise its right to void the Limited Exclusivity provision, First Call may void the entire Alliance agreement on 180 days notice.

17    Content Non-performance Termination option

      If StreetEvents fails to maintain competitive event coverage for its universe of companies, First Call may void, on 180 days notice, either the Limited Exclusivity provision (section 15) or the entire Alliance Agreement.

18 Term: July 30, 1999 - October 15, 2001 subject to the Performance Requirement (section 16) and other voiding provisions contain herein.

19. Change in Control: If there is a change in control of either party, the agreement may be terminated on 30 days notice.

20 Confidentiality: StreetEvents and First Call agree to keep confidential all information.

/s/ Jeffrey Parker                        /s/ Brent Delehey
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Jeffrey Parker                            Brent Delehey
CEO, CCBN.com                             President, First Call